                          GUARANTEED ACCUMULATED VALUES
                              AND SURRENDER VALUES
                           FOR DCA FIXED ALLOCATIONS*



       -------------------------------------------------------------------
                           $10,000 Single Contribution
       -------------------------------------------------------------------
                                Guaranteed                  Guaranteed
           End of               Accumulated                  Surrender
            Year                   Value                       Value
       -------------------------------------------------------------------
              1                 $  8,120.00                 $ 7,420.00
       -------------------------------------------------------------------
              2                    6,158.03                   5,458.03
       -------------------------------------------------------------------
              3                    4,146.05                   3,546.05
       -------------------------------------------------------------------
              4                    2,088.23                   1,488.23
       -------------------------------------------------------------------
              5                        0.00                       0.00
       -------------------------------------------------------------------

       -------------------------------------------------------------------


       *Guaranteed Values are based on the guaranteed interest rate of 1.5%. These values do not provide for premium tax, if any.

       The Guaranteed Values illustrated above assume a single $10,000 Purchase Payment allocated to the 60-month DCA Fixed Account, where transfers from the DCA Fixed Account occur at the beginning of each month and the amount of each transfer is determined according to the declining ratio method. Under the declining ratio method, the amount of each transfer is determined by dividing the current accumulated value by the number of years, half-years, quarters or months remaining in the DCA period, where transfers from the DCA Fixed Account occur on an annual, semi-annual, quarterly or monthly basis, respectively.


Form NYCPALGV 5/03